UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
May 24, 2007

New Jersey State of Incorporation	Commission File Number 1-3822	21-0419870 I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 8.01 — Other Events
On May 24, 2007, Douglas R. Conant, President and Chief Executive Officer of Campbell Soup Company (the “Company”), adopted a prearranged sales plan with respect to certain shares of the Company’s common stock owned by Mr. Conant in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”). Mr. Conant’s trading plan was adopted in accordance with Rule 10b5-1 and the Company’s procedures and guidelines governing securities trades by Company personnel. Such trading plans allow a corporate insider to make prearranged sales of his or her holdings of stock over an extended period of time while ensuring that such trades are not made on the basis of material nonpublic information.
Mr. Conant’s Rule 10b5-1 trading plan is intended to permit the orderly disposition of up to approximately 12%, based on the current stock price, of his vested and unvested Company equity, including stock that he has the right to acquire under outstanding stock options and stock units held in the deferred compensation plans. The disposition is part of his personal long-term financial plan for liquidity and estate planning. Under Mr. Conant’s prearranged sales plan, a brokerage firm will sell shares of Company common stock owned by Mr. Conant over a period of approximately 18 months starting in October 2007, subject to certain market conditions.
Transactions made under Mr. Conant’s Rule 10b5-1 trading plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Under the Company’s procedures and guidelines governing securities trades, executive officers may enter into Rule 10b5-1 trading plans from time to time to manage their holdings.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: May 24, 2007
	By:	/s/ Mark Migliaccio

Mark Migliaccio Corporate Counsel and Assistant Corporate Secretary

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